EX-99.B-77Q1

SUB-ITEM 77Q1(a):         Amendments to Registrant's Charter:

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
W&R TARGET FUNDS, INC.

W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, (hereinafter referred to as the "Corporation") hereby certifies to the State Department of Assessments and Taxations of Maryland THAT:

FIRST: That the Articles of Incorporation of the Corporation are hereby amended, effective July 31, 2008, by replacing the name W&R Target Funds, Inc. with Ivy Funds Variable Insurance Portfolios, Inc. and each series within the Corporation will be renamed as follows:

Previous Name	New Name

W&R Target Funds, Inc. Asset Strategy Portfolio	Ivy Funds VIP Asset Strategy
W&R Target Funds, Inc. Balanced Portfolio	Ivy Funds VIP Balanced
W&R Target Funds, Inc. Bond Portfolio	Ivy Funds VIP Bond
W&R Target Funds, Inc. Core Equity Portfolio	Ivy Funds VIP Core Equity
W&R Target Funds, Inc. Dividend Income Portfolio	Ivy Funds VIP Dividend Opportunities
W&R Target Funds, Inc. Energy Portfolio	Ivy Funds VIP Energy
W&R Target Funds, Inc. Global Natural Resources Portfolio	Ivy Funds VIP Global Natural Resources
W&R Target Funds, Inc. Growth Portfolio	Ivy Funds VIP Growth
W&R Target Funds, Inc. High Income Portfolio	Ivy Funds VIP High Income
W&R Target Funds, Inc. International Growth Portfolio	Ivy Funds VIP International Growth
W&R Target Funds, Inc. International Value Portfolio	Ivy Funds VIP International Value
W&R Target Funds, Inc. Micro Cap Growth Portfolio	Ivy Funds VIP Micro Cap Growth
W&R Target Funds, Inc. Mid Cap Growth Portfolio	Ivy Funds VIP Mid Cap Growth
W&R Target Funds, Inc. Money Market Portfolio	Ivy Funds VIP Money Market
W&R Target Funds, Inc. Mortgage Securities Portfolio	Ivy Funds VIP Mortgage Securities
W&R Target Funds, Inc. Real Estate Securities Portfolio	Ivy Funds VIP Real Estate Securities
W&R Target Funds, Inc. Science and Technology Portfolio	Ivy Funds VIP Science and Technology
W&R Target Funds, Inc. Small Cap Growth Portfolio	Ivy Funds VIP Small Cap Growth
W&R Target Funds, Inc. Small Cap Value Portfolio	Ivy Funds VIP Small Cap Value
W&R Target Funds, Inc. Value Portfolio	Ivy Funds VIP Value
W&R Target Funds, Inc. Pathfinder Aggressive Portfolio	Ivy Funds VIP Pathfinder Aggressive
W&R Target Funds, Inc. Pathfinder Moderately Aggressive Portfolio	Ivy Funds VIP Pathfinder Moderately Aggressive
W&R Target Funds, Inc. Pathfinder Moderate Portfolio	Ivy Funds VIP Pathfinder Moderate
W&R Target Funds, Inc. Pathfinder Moderately Conservative Portfolio	Ivy Funds VIP Pathfinder Moderately Conservative
W&R Target Funds, Inc. Pathfinder Conservative Portfolio	Ivy Funds VIP Pathfinder Conservative

SECOND: That the amendment contained herein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted under Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the shareholders of the Corporation.

THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby executed these Articles of Amendment on behalf of the Corporation this 25th day of July, 2008.

W&R Target Funds, Inc.

/s/Henry J. Herrmann
Henry J. Herrmann, President
(Corporate Seal)

Attest:	/s/Mara Herrington
Mara Herrington, Secretary
Waddell & Reed
6300 Lamar Avenue
Overland Park, KS 66202